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                                  Exhibit 23(b)

                          Independent Auditors' Consent

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of TrustCo Bank Corp NY related to the proposed acquisition of Hudson River Bancorp, Inc. of our report dated August 17, 2000, relating to the consolidated statements of condition of Hudson River Bancorp, Inc. and subsidiary as of June 30, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2000, which report is incorporated by reference in the Annual Report on Form 10-K of Hudson River Bancorp, Inc. for the fiscal year ended June 30, 2000 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

New York, New York
October 16, 2000